Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization as of July 30, 2014. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Enterprise Protection Insurance Company	Vermont
Worthington Industries Leasing, LLC	Ohio
Worthington Services, LLC	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Worthington Industries Engineered Cabs, Inc. d/b/a Angus Industries, Inc.	Delaware
Worthington Industries Engineered Cabs, LLC d/b/a Angus-Palm, LLC	Delaware
Advanced Component Technologies, Inc.	Minnesota
Cleveland Pickling, Inc.	Delaware
GerCo Holdings, Inc.	Ohio
WSC Acquisition, LLC	Ohio
WSC TN Acquisition, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Structural Composites Industries, LLC	Delaware
Worthington Cylinder Corporation, LLC	Ohio
Worthington Cylinders Mexico, S de RL de CV	Mexico
WI Netherlands Holdings, C.V.	Netherlands
Worthington Industries Mauritius	Mauritius
Worthington Industries Global Holdings, LLC	Ohio
Worthington Industries Global Holdings, LLC & Co. OG	Austria
Worthington Industries International S.à.r.l.	Luxembourg
Stako Sp. z.o.o.	Poland
Worthington Cylinders GmbH	Austria
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Cylinders Kansas, LLC	Ohio
Worthington Cylinders Mississippi, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Cylinders of Canada, Corp.	Canada
Worthington Cryogenics, LLC	Ohio
Worthington Torch, LLC	Ohio
Westerman, Inc. d/b/a Palmer Mfg. & Tank, Inc.	Ohio
Westerman Acquisition Co., LLC	Ohio
Westerman Nuclear, LLC	Ohio
Westerman Rocky Mountain LLC	Ohio
Worthington Energy Group, Inc.	Ohio
Worthington Global Group, LLC	Ohio
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware

Worthington Steelpac Systems, LLC d/b/a Worthington Industries Packaging Solutions	Delaware
Worthington Integrated Building Systems, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Dietrich Building Systems Consulting Company Ltd. (Shanghai)	China
Worthington Construction Group, Inc.	Ohio
Worthington Military Construction, Inc.	Ohio
Worthington Metal Fabricators, LLC (f/k/a Worthington Stairs, LLC)	Ohio
The Sharon Companies, Inc.	Ohio
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
VCS/WOR, Inc.	Ohio
The Worthington Steel Company, LLC	Ohio
The Worthington Steel Company of Decatur, Inc.	Michigan
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington Precision Steel, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
Worthington WSP, LLC	Michigan
Joint Ventures
ArtiFlex Manufacturing, LLC (1)	Delaware
4400 Donker Land, LLC	Michigan
Clarkwestern Dietrich Building Systems, LLC (2)	Ohio
Samuel Steel Pickling Company (3)	New York
Serviacero Planos, S.A. de R.L. de C.V. (4)	Mexico
(Serviacero Planos Servicios, S.A. de C.V. (i.e. services company to JV Company)	Mexico
Spartan Steel Coating, LLC (5)	Michigan
TWB Company, L.L.C. (6)	Michigan
TWB of Ohio, Inc.	Ohio
Tailor Welded Blanks of Canada, Inc.	Canada
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
Worthington Armstrong Venture (WAVE) (7)	Delaware
Worthington Aritaş Basinçli Kaplar Sanayi Anonim Şirketi (8)	Turkey
Worthington Energy Innovations, LLC (9)	Ohio
Worthington Modern Steel Framing System Co., Ltd. (10)	China
Worthington Nitin Cylinders Limited (11)	India
Worthington Specialty Processing (WSP) (12)	Michigan
Worthington Taylor, LLC	Michigan
ProCoil Company, LLC	Delaware
Zhejiang Nisshin Worthington Precision Specialty Steel Co., Ltd. (13)	China

(1)	Unconsolidated joint venture with 50% owned by GerCo Holdings, Inc. and 50% owned by ITS-H Holdings, LLC
(2)	Unconsolidated joint venture with 25% owned by The Worthington Steel Company, DE and 75% owned by Clarkwestern Building Systems, Inc.
(3)	Unconsolidated joint venture with 31.25% owned by Cleveland Pickling, Inc. and 68.75% owned by Samuel Manu-Tech Pickling, Inc.
(4)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(5)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by Severstal North America, Inc.
(6)	Consolidated joint venture with 55% owned by Worthington Steel of Michigan, Inc. and 45% owned by WISCO International Tailored Blanks GmbH

(7)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(8)	Consolidated joint venture with 75% owned by Worthington Industries International S.à r.l. and 25% owned by the founding shareholders
(9)	Consolidated joint venture with 75% owned by Worthington Energy Group, Inc., 20% owned by Professional Supply, Inc. and 5% owned by Stonehenge Structured Finance Partners, LLC
(10)	Unconsolidated joint venture with 60% owned by Hubei Modern Urban Construction & Development Group Co., Ltd. and 40% owned by Worthington Industries International S.à.r.l.
(11)	Consolidated joint venture, with 60% owned by Worthington Industries Mauritius and 40% owned by Nitin Fire Protection Industries Limited
(12)	Unconsolidated joint venture, operating as a general partnership, with 51% owned by Worthington WSP, LLC and 49% by USS WSP, LLC.
(13)	Unconsolidated joint venture with 55% owned by Nisshin Steel Co., Ltd., 35% owned by Marubeni-Itochu Steel Inc., and 10% owned by Worthington Industries International S.à.r.l.